Exhibit 10.2

Terrapin 3 Acquisition Corporation

1700 Broadway

18th Floor

New York, NY 10019

July 13, 2016

Deutsche Bank Securities Inc.

60 Wall Street, 2nd Floor

New York, New York 10005

Re: Deferred Discount Reduction

Ladies and Gentlemen:

Reference is made to the following agreements:

(i)        the Underwriting Agreement, dated July 16, 2014 (the “Underwriting Agreement”), between Terrapin 3 Acquisition Corporation (the “Company”) and Deutsche Bank Securities Inc. (“Deutsche Bank”), as representative on behalf of the several underwriters named in Schedule I thereto (the “Underwriters”); and

(ii)       the Business Combination Agreement, dated as of July 13, 2016, among the Company, Yatra Online, Inc. and the other parties thereto (as may be amended, the “Business Combination Agreement”).

Capitalized terms used but not defined herein shall have the meaning set forth in the Underwriting Agreement.

This is to confirm that, notwithstanding anything to the contrary set forth in the Underwriting Agreement, the Underwriters hereby agree that in the event that the Deferred Discount becomes payable from the Trust Account upon the Company’s consummation of the transactions contemplated by the Business Combination Agreement, such aggregate Deferred Discount shall be reduced by 50%, from $0.35 per Unit ($7,451,250 in the aggregate) to $0.175 per Unit ($3,725,625 in the aggregate).

Deutsche Bank represents and warrants that it is the only party entitled to the Deferred Discount and thereby is the party authorized to agree to the aforementioned reduction to the Deferred Discount. This letter agreement shall be null and void if the Business Combination is not consummated in accordance with the terms of the Business Combination Agreement. This letter sets forth the entire agreement with respect to the Deferred Discount and may only be amended by a writing signed by the Company and the Underwriters.

This letter agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of New York applicable to contracts wholly performed within the borders of such state, without giving effect to the conflict of law principles thereof. This letter agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

If the foregoing accurately sets forth our understanding and agreement, please sign a copy of this letter agreement in the space indicated below and return it to us.

TERRAPIN 3 ACQUISITION CORPORATION

By:	/s/ Sanjay Arora
Name:	Sanjay Arora
Title:	Chief Executive Officer

Agreed to and Acknowledged:

Deutsche Bank Securities Inc.

By:	/s/ Eric Steifman
Name:	Eric Steifman
Title:	Managing Director

By:	/s/ Mahesh Srinivasan
Name:	Mahesh Srinivasan
Title:	Director

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